Exhibit 10.1 SECURED PROMISSORY NOTE Principal Amount: $238,986.87 Dated: October 29, 2025 Maturity Date: October 29, 2026 FOR VALUE RECEIVED, Sadot Group Inc., a Nevada corporation with its principal place of business at 295 E. Renfro Street, Suite 209, Burleson Texas 76028 (the "Maker"), hereby unconditionally promises, jointly and severally if applicable, to pay to the order of MOSHE HAR ADIR (the "Payee"), or registered assigns, the principal sum of TWO HUNDRED THIRTY EIGHT THOUSAND NINE HUNDRED EIGHTY SIX AND 87/00 Dollars ($238,986.87), together with interest accruing on the unpaid principal balance hereof from the date hereof until paid in full, at the rate of ten percent (10%) per annum (the "Interest Rate"). 1. Payment Terms (a) Interest. Interest shall accrue on the unpaid principal balance outstanding from time to time at the Interest Rate, calculated on the basis of a 365-day year and the actual number of days elapsed (actual/365). All accrued and unpaid interest shall be due and payable on the Maturity Date, together with the entire unpaid principal balance. (b) Principal. The entire unpaid principal balance, together with all accrued and unpaid interest, shall be due and payable in one lump sum payment on October 30, 2026 (the "Maturity Date"). (c) Place of Payment. All payments hereunder shall be made in lawful money of the United States of America by wire transfer to an account designated in writing by Payee or at such other place as Payee may designate in writing. (d) Prepayments. Maker may prepay this Note, in whole or in part, at any time and from time to time, without premium or penalty. 2. Security (a) This Note is secured by a first-priority security interest (the "Security Interest") in all assets of Maker, whether now owned or hereafter acquired, including but not limited to all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, security fixtures, general intangibles, goods, instruments, intellectual property, inventory, investment property, letter-of-credit rights, letters of credit, money, payment intangibles, supporting obligations, and all products and proceeds thereof (collectively, the "Collateral"). (b) Payee has filed or shall promptly file a UCC-1 Financing Statement (the "UCC-1") with the appropriate filing office(s) (including the Nevada Secretary of State and/or Texas Secretary of State, as applicable) to perfect the Security Interest in the Collateral. Maker

2 authorizes Payee to file the UCC-1 and any continuation, amendment, or termination statements related thereto. (c) Upon any default hereunder, Payee shall have all rights and remedies of a secured party under the Uniform Commercial Code as enacted in Nevada. 3. Events of Default The occurrence of any of the following shall constitute an "Event of Default": (a) Failure to pay any amount due hereunder within five (5) days after the same becomes due. (b) Any representation or warranty made by Maker herein proves to be false in any material respect. (c) Maker (i) becomes insolvent, (ii) files a voluntary petition in bankruptcy, (iii) makes an assignment for the benefit of creditors, (iv) has a receiver or trustee appointed for substantially all of its assets, or (v) an involuntary bankruptcy petition is filed against Maker and not dismissed within 60 days. 4. Remedies Upon Default (a) Upon any Event of Default, the entire unpaid principal balance, all accrued interest, and all other sums due hereunder shall become immediately due and payable without notice or demand. (b) Default Interest. After an Event of Default, interest shall accrue on all sums due hereunder at the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate permitted by law. (c) Payee shall have all remedies available under the the UCC, and applicable law, including collection costs and reasonable attorneys' fees. 5. General Provisions (a) Usury. All agreements are expressly limited so that in no event shall the amount paid or agreed to be paid exceed the highest lawful rate. If from any circumstances whatsoever fulfillment occurs, then the obligations to be fulfilled shall be reduced to the highest lawful amounts. (b) Waivers. Maker waives presentment, demand, protest, notice of dishonor, and all other notices in connection herewith. (c) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to conflict of laws principles.

3 (d) Jurisdiction. Maker irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in Clark County, Nevada. (e) Notices. All notices shall be in writing and delivered personally, by certified mail, or overnight courier to the addresses set forth above (or such other addresses as designated in writing). (f) Severability. If any provision is held invalid, the remainder shall continue in full force. (g) Successors. This Note binds and inures to the benefit of successors and assigns. (h) Entire Agreement. This Note constitutes the entire agreement. (i) Amendments. No amendment except in writing signed by Payee and Maker. (j) Time of Essence. Time is of the essence. IN WITNESS WHEREOF, Maker has caused this Secured Promissory Note to be duly executed as of the date first above written. SADOT GROUP INC. By: /s/ Haggai Ravid Name: Haggai Ravid Title: Chief Executive Officer